Exhibit 107.1
Calculation of Filing Fee Tables
Form
S-3
(Form Type)
First Industrial Realty Trust, Inc.
First Industrial, L.P.
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Type	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

First Industrial, L.P.:

Fees to be Paid	Debt	Debt Securities (1)	457(o) (2)	—	—	$450,000,000.00	0.0001531	$68,895.00

First Industrial Realty Trust, Inc.:

Fees to be Paid	Debt	Guarantees of Debt Securities of First Industrial, L.P. (1)(3)	457(o)	—	—	(3)	(3)	(3)

	Total Offering Amounts					$450,000,000.00	—	$68,895.00 (2)

	Total Fees Previously Paid					—	—	—

	Total Fee Offsets					—	—	$68,895.00 (4)

	Net Fee Due					—	—	—

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	First Industrial Realty Trust, Inc.	424(b) (5)	333-269886	2/24/2023	—	$68,895.00 (4)	Equity	Common Stock (par value $0.01 per share)	—	$800,000,000.00	—

Fee Offset Sources	First Industrial Realty Trust, Inc.	424(b) (5)	333-269886	—	2/24/2023	—	—	—	—	—	$54,061.67 (4)
Fee Offset Sources	First Industrial Realty Trust, Inc.	424(b)(5)	333-236418	—	2/14/2020	—	—	—	—	—	$34,098.33 (4)

1	The debt securities offered by First Industrial, L.P. are accompanied by guarantees issued by First Industrial Realty Trust, Inc.
2
The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrants initially deferred payment of all of the registration fee for Registration Statement on Form S-3 (Registration No.
333-287056),
except with respect to unsold securities that have been previously registered.

3	No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) under the Securities Act, no registration fee is required with respect to the guarantees.
4
First Industrial Realty Trust, Inc. previously registered shares of common stock having an aggregate offering price of up to $800,000,000, offered by means of a 424(b)(5) prospectus supplement, dated February 24, 2023 (the “Prior Prospectus Supplement”), pursuant to a Registration Statement on Form
S-3
(Registration
No. 333-269886),
filed with the Securities and Exchange Commission on February 21, 2023. In connection with the filing of the Prior Prospectus Supplement, First Industrial Realty Trust, Inc. paid total filing fees of $88,160.00, consisting of a contemporaneous fee payment in the amount of $54,061.67 and an offset of $34,098.33 based on a portion of previously paid registration fees of $64,900.00 paid on the unsold securities offered by means of a prospectus supplement, dated February 14, 2020, pursuant to a Registration Statement on Form
S-3
(Registration
No. 333-236418),
filed with the Securities and Exchange Commission on February 13, 2020. No shares of common stock were sold pursuant to the Prior Prospectus Supplement. Pursuant to Rule 457(p) under the Securities Act, as of the date of this prospectus supplement, the registration fee of $68,895.00 due for this offering is fully offset by the registration fee of $88,160.00 that was previously paid and remains unused with respect to securities that were previously offered pursuant to the Prior Prospectus Supplement and were not sold thereunder. First Industrial Realty Trust, Inc. has terminated the offering that included the unsold securities under the Prior Prospectus Supplement.